UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 12, 2006
HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
One SeaGate, Suite 1500
Toledo, Ohio 43604
(Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (419) 247-2800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Agreement and Plan of Merger
     On September 12, 2006, Health Care REIT, Inc., a Delaware corporation (“Health Care REIT”), Heat Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Health Care REIT, and Heat OP Merger Sub, L.P., a Virginia limited partnership and a wholly-owned subsidiary of Health Care REIT, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Windrose Medical Properties Trust, a Maryland real estate investment trust (“Windrose”), and Windrose Medical Properties, L.P., a Virginia limited partnership and Windrose’s operating partnership (“Windrose OP”). The Merger Agreement and the transactions contemplated thereby were approved by Health Care REIT’s Board of Directors.
     Pursuant to the Merger Agreement, at closing (i) Heat OP Merger Sub, L.P. will merge with and into Windrose OP, with Windrose OP continuing as the surviving partnership (the “OP Merger”), and (ii) immediately after the OP Merger, Windrose will merge with and into Heat Merger Sub, LLC, with Heat Merger Sub, LLC continuing as the surviving entity (the “Merger”). Under the terms of the Merger Agreement, at the effective time of the Merger, each common share of beneficial interest, $.01 par value, of Windrose issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by Windrose and Health Care REIT and their respective subsidiaries) will be converted into, and cancelled in exchange for a fraction of a share of Health Care REIT common stock equal to the quotient determined by dividing $18.06 by the average volume weighted average price per share of Health Care REIT’s common stock on the New York Stock Exchange for 10 trading days, selected by lot, from the 15 trading day period, ending on and including the fifth trading day prior to closing, provided that the exchange ratio will not be more than 0.4650 or less than 0.4509.
     In connection with the OP Merger, the partnership units held by limited partners of Windrose OP issued and outstanding immediately prior to the effective time of the OP Merger (except partnership units held by Windrose, Health Care REIT or any of their respective subsidiaries) will be converted into, and cancelled in exchange for, a fraction of a share of Health Care REIT common stock equal to the exchange ratio.
     Under the terms of the Merger Agreement, at the effective time of the Merger, each of Windrose’s 7.5% Series A preferred shares of beneficial interest, $.01 par value, issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive from the surviving entity in the Merger the sum of $25.00 per share plus an amount equal to any accrued and unpaid dividends thereon to the effective time of the Merger, without interest.
     At or prior to the effective time of the Merger, each option to acquire Windrose’s common shares that is outstanding immediately prior to the effective time of the Merger will be fully vested in accordance with the terms of Windrose’s Employee Share Purchase Plan or the Amended and Restated 2002 Stock Incentive Plan (or its predecessor 2002 Stock Incentive Plan) and will be converted into an option to acquire Health Care REIT’s common stock. The number of shares of Health Care REIT’s common stock subject to such converted option will equal the number of Windrose’s common shares subject to the pre-converted option multiplied by the exchange ratio. In addition, each unvested restricted common share of Windrose granted under the Amended and Restated 2002 Stock Incentive Plan (or its predecessor 2002 Stock Incentive Plan) will automatically vest and become free of any forfeiture restrictions and be considered an outstanding common share of Windrose for all purposes, including the right to receive shares of Health Care REIT’s common stock in the Merger.

     Windrose and Health Care REIT have made customary representations, warranties and covenants in the Merger Agreement, including among others, Windrose’s covenant not to, nor to permit any of its subsidiaries or affiliates to, solicit acquisition proposals or, subject to certain exceptions to permit Windrose’s Board of Trustees to comply with its duties under the Maryland REIT Law, participate in discussions relating to an acquisition proposal or furnish non-public information relating to an acquisition proposal.
     The Merger is subject to various closing conditions, including, among other things, the approval of the Merger by Windrose’s common shareholders holding a majority of the outstanding common shares of Windrose, the obtainment of certain lender and ground lessor consents, the absence of a material adverse change affecting either Windrose or Health Care REIT, the receipt by each of Windrose and Health Care REIT of opinions related to the tax-free nature of the transaction and the REIT status of the other and the continued accuracy at closing of Windrose’s representations and warranties made in the Merger Agreement.
     The Merger Agreement contains certain termination rights for Health Care REIT and Windrose and further provides that, upon termination of the Merger Agreement under specified circumstances, Windrose will be required to pay Health Care REIT a maximum termination fee of $16.9 million, out-of-pocket expenses incurred by Health Care REIT in connection with the transactions contemplated by the Merger Agreement in an amount not to exceed $900,000 and third party consent fees paid by Health Care REIT on behalf of Windrose in an amount up to $2.5 million. If the agreement is terminated due to a party’s breach of the representations, warranties, covenants and agreements contained in the Merger Agreement, the breaching party must pay the non-breaching party’s out-of-pocket expenses incurred not to exceed $3.0 million.
     The foregoing description of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

2.1	—	Agreement and Plan of Merger, dated as of September 12, 2006, by and among Health Care REIT, Inc., Heat Merger Sub, LLC, Heat OP Merger Sub, L.P., Windrose Medical Properties Trust and Windrose Medical Properties, L.P.
Additional Information and Where to Find It
     In connection with this proposed transaction, a registration statement of Health Care REIT, which will contain a proxy statement/prospectus, will be filed with the United States Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to obtain the registration statement, including the proxy statement/prospectus, and all other relevant documents filed by Health Care REIT or Windrose with the SEC free of charge at the SEC’s Web site www.sec.gov or, with respect to documents filed by Health Care REIT, from Health Care REIT Investor Relations at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475, 419-247-2800 and, with respect to documents filed by Windrose, from Windrose Investor Relations at 3502 Woodview Trace, Suite 210, Indianapolis, Indiana, 46268, 317-860-8875.

Participants in the Solicitation
     The respective directors, trustees, executive officers and other members of management and employees of Health Care REIT and Windrose may be deemed to be participants in the solicitation of proxies from the shareholders of Windrose in favor of the transactions. Information about Health Care REIT and its directors and executive officers, and their ownership of Health Care REIT securities, is set forth in the proxy statement for Health Care REIT’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2006. Information about Windrose and its trustees and executive officers, and their ownership of Windrose securities, is set forth in the proxy statement for the 2006 Annual Meeting of Shareholders of Windrose, which was filed with the SEC on April 10, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Care REIT, Inc.
Dated: September 15, 2006	By:	/s/ George L. Chapman
		Name:	George L. Chapman
		Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.		Description
2.1	—	Agreement and Plan of Merger, dated as of September 12, 2006, by and among Health Care REIT, Inc., Heat Merger Sub, LLC, Heat OP Merger Sub, L.P., Windrose Medical Properties Trust and Windrose Medical Properties, L.P.

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